Exhibit 99.2

Filed by Horizon Bancorp pursuant to
Rule 425 under the Securities Act of 1933 and deemed filed
Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company: Wolverine Bancorp, Inc.
Commission File No. 001-35034
 Horizon Enters Great Lakes Bay Region and Troy, Michigan Through Acquisition of Wolverine Bancorp

  FORWARD LOOKING STATEMENTS This presentation may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp and its affiliates (collectively, “Horizon” or “HBNC”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in the presentation materials should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10-K. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.   Disclosures

  ADDITIONAL INFORMATION FOR SHAREHOLDERS In connection with the proposed merger, Horizon will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Wolverine Bancorp, Inc. (“Wolverine” or “WBKC”) and a Prospectus of Horizon (the “proxy statement/prospectus”), as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents Horizon has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Horizon has filed with the SEC from Horizon at www.horizonbank.com under the tab “About Us – Investor Relations – Documents – SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from Horizon upon written request to Horizon Bancorp, Attn: Dona Lucker, Shareholder Relations Officer, 515 Franklin Square, Michigan City, Indiana 46360 or by calling (219) 874-9272. The information available through Horizon’s website is not and shall not be deemed part of this presentation or incorporated by reference into other filings Horizon makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Horizon and Wolverine and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Wolverine in connection with the proposed merger. Information about the directors and executive officers of Horizon is set forth in Horizon’s Annual Report on Form 10-K filed with the SEC on February 28, 2017, and in the proxy statement for Horizon’s 2017 annual meeting of shareholders, as filed with the SEC on March 17, 2017. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.  Disclosures

 *  Wolverine Bancorp, Inc. Summary  Company Profile  Headquartered in Midland, Michigan (also known as the Great Lakes Bay Region)Strategic position in key Michigan marketsStrong profitability metrics with an LTM ROAA of 1.21%Solid asset quality with NPA’s of total assets of 1.60% and LLR’s of gross loans of 2.69%2nd in deposit market share in Midland MSATroy, MI loan production office (“LPO”) provides access to attractive Oakland County market  Financial Highlights  Financial Highlights  Financial Highlights  Financial Highlights  ($000s)  2015  2016  LTM 3/31  Assets  $417,813  $434,435  $379,325  Loans  324,674  329,932  324,680  Deposits  281,701  280,548  271,110  Net Income  3,186  4,353  4,718  ROAA  0.89%  1.14%  1.21%  TCE/TA  14.48%  14.04%  16.47%  NPAs/Assets  1.79%  1.49%  1.60%  Pro-forma Financial Highlights(1)  Pro-forma Financial Highlights(1)  Locations  67  Assets  $3,721 Million  Loans  $2,610 Million  Deposits  $2,864 Million  Pending WBKC BranchesWBKC LPOHBNC BranchesHBNC LPOsPending LFYC Branches  Financials as of 3/31/2017 reflect pending Lafayette Community Bancorp (“LFYC”) and Wolverine acquisition, excluding merger adjustments   Wolverine

HORIZON BANK

Compelling Rationale

Strategic	• Highly profitable franchise with strong core market share in the Great Lakes Bay region of Michigan • Potential expansion of Troy loan production office in the attractive market of Oakland County • Retention of seasoned commercial lending team
Financial	• Cost savings 38% fully phased-in (28% of cost savings attributed to thrift benefit plans) • EPS accretion of +5% in 2018 • Minor TBV dilution with less than a 1-year earn-back (crossover method) • Internal rate of return ~17%
Risk Profile	• Thorough due diligence process completed (82% of commercial loan portfolio reviewed) • Retention of CEO to guide transition • Detailed expense and business review completed • Experienced Acquirer – Horizon's 13th acquisition since July 2003

EXCEPTIONAL SERVICE • SENSIBLE ADVICE® 5

 *  Wolverine’s Premier Market  Midland Deposit Market Share – 6/30/2016  Midland Deposit Market Share – 6/30/2016  Midland Deposit Market Share – 6/30/2016  Midland Deposit Market Share – 6/30/2016  Rank  Institution (ST)  Deposits ($000s)   Market Share  1  Chemical Financial Corp. (MI)  $1,051,615  67.1%  2  Wolverine Bancorp Inc. (MI)  251,526  16.0%  3  Comerica Inc. (TX)  107,299  6.8%  4  Huntington Bancshares Inc. (OH)  51,075  3.3%  5  Fifth Third Bancorp (OH)  39,437  2.5%  6  Isabella Bank Corp. (MI)  34,233  2.2%  7  PNC Financial Services Group (PA)  33,154  2.1%    Total Institutions  1,568,339  100%  Ranked 2nd in the Midland MSA by deposits in 2016Wolverine has an loan production office (“LPO”) in Oakland County, which has a population of 1.25 million and a median HH income greater than $70KThe Great Lakes Bay Region, (“GLBR”) has a population of just over 500,000The GLBR is a magnet for great companies in advanced manufacturing, research, health care, professional services, agribusiness and more  Median HH Income 2017(1)  Market Commentary  Source: SNL Financial; Great Lake Bay Sites Website

 *  Merger Summary  Consideration Mix  65% stock, 35% cash for common; options cashed out  Consideration Structure  1.0152 HBNC shares and $14.00 in cash for each outstanding share of Wolverine common stock  Aggregate Deal Value (1)  $91.8 million(2)  Required Approvals  Customary regulatory and Wolverine shareholder approval  Deal Value / Tangible Book Value  147%  Deal Value / LTM Earnings  19.4x  Core Deposit Premium  17.5%  Based on Horizon’s closing price of $27.50 as of June 13, 2017$58.8 million in stock and $33.0 million in cash consideration to common shareholders and includes $3.5 million of options cashed out

 *  Transaction Assumptions  Category  Assumption  Cost saves(1)  38% fully phased-in, 50% realized in 2017   1x after-tax charges  $4.6 million  Gross credit mark  $4.3 million   Core deposit intangibles  $2.0 million or 1.5% of core deposits  Pro forma franchise enhancements  None modeled, however, opportunities exist through increased lending limit and market penetration  Minimum equity requirement  Transaction consideration subject to downward adjustment should Wolverine’s equity at closing fall below May 31st, 2017 balance, excluding merger related charges and other certain adjustments  Thrift benefit plan expense cost saves as a percentage of total cost saves – ESOP 17%, stock option and awards 11%.

A Company on the Move

	2002-2004	2005-2007	2008-2010	2011-2013	2014-2015	2016	2Q17
Organic Expan. (11)	St. Joseph S. Bend Elkhart	Lake County	Kalamazoo	Indianapolis	Carmel	Ft. Wayne Grand Rapids	Noblesville, IN(2) Columbus, Ohio(3)
M&A (13)	Anchor Mortgage	Alliance	American Trust	Heartland	1st Mortgage Summit Peoples	Farmers LaPorte CNB	Bargersville Lafayette Wolverine

	Start	Growth	End
Assets ($ Mil.)	$721	12% CAGR	$3,721(1)
Loans ($ Mil.)	$548	12% CAGR	$2,610(1)
Deposits ($ Mil.)	$489	13% CAGR	$2,864(1)

(1) Financials as of 3/31/2017 reflect pending Lafayette Community Bancorp and Wolverine acquisition, excluding merger adjustments
(2) Planned new office for 2017
(3) Loan Production Office located in Dublin, Ohio

EXCEPTIONAL SERVICE • SENSIBLE ADVICE® 9

Growth Opportunities Abound



HBNC Current Branches
HBNC LPOs
New Offices in 2017
Pending LFYC Branches
Acquired WBKC Branches
Acquired WBKC LPO
Growth Markets
Emerging Markets
HQ
Midland
Grand Rapids
Michigan
Troy
Kalamazoo
Battle Creek
Ann Arbor
South Bend
NW IN
Warsaw
Fort Wayne
Northwest Ohio
Illinois
Ohio
Indiana
Lafayette
Indianapolis
Columbus
West Virginia

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(1) Includes pro forma branches for the pending Lafayette Community Bancorp acquisition; Source SNL Financial

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If you have questions please contact:Mark SecorChief Financial Officer515 Franklin SquareMichigan City, IN 46360(219) 873-2611